                                                                   EXHIBIT 10(C)


Draft of October 31, 1997
Marked to Show Changes From
Draft of September 15, 1997


                                                              Chapman and Cutler
                                                               Draft of 10/31/97

================================================================================

                              Bank Loan Agreement

                       Dated as of ______________, 1997

                                    Between




                         Harris Trust and Savings Bank

                                 as Borrower,

                                      and

                     Harris Preferred Capital Corporation

                                   as Lender


================================================================================

                               Table of Contents


Section                                                                     Page

Parties....................................................................    1

Article I         Definitions and Accounting Terms.........................    1

   Section 1.01.    Certain Defined Terms..................................    1
   Section 1.02.    Computation of Time Periods............................    5
   Section 1.03.    Accounting Terms.......................................    5

Article II        Amount and Terms of the Loans............................    5

   Section 2.01.    The Loans..............................................    5
   Section 2.02.    Use of Proceeds........................................    6
   Section 2.03.    Repayment of Principal.................................    6
   Section 2.04.    Prepayment.............................................    6
   Section 2.05.    Interest...............................................    7
   Section 2.06.    Payments and Computations..............................    7
   Section 2.07.    Security for the Loan..................................    7
   Section 2.08.    Late Charge............................................    8
   Section 2.09.    Taxes..................................................    8
   Section 2.10.    Loan to Principal Ratio................................    8

Article III       Conditions of Lending....................................    9

   Section 3.01.    Conditions Precedent to Closing........................    9

Article IV        Representations and Warrantees...........................   10

   Section 4.01.    Representations and Warranties of Borrower.............   10

Article V         Covenants of Borrower....................................   12

   Section 5.01.    Affirmative Covenants..................................   12
   Section 5.02.    Negative Covenants.....................................   13
   Section 5.03.    Reporting Requirements.................................   13

Article VI        Events of Default.........................................  14

Article VII       Miscellaneous............................................   16

   Section 7.01.    Amendments, Etc........................................   16
   Section 7.02.    Notices, Etc...........................................   16
   Section 7.03.    No Waiver; Remedies....................................   16

   Section 7.04.    Costs, Expenses, Indemnity.............................   16
   Section 7.05.    Binding Effect.........................................   18
   Section 7.06.    Non Recourse...........................................   18
   Section 7.07.    Execution in Counterparts..............................   18
   Section 7.08.    Jurisdiction, Etc......................................   18
   Section 7.09.    Governing Law..........................................   19
   Section 7.10.    Waiver of Jury Trial...................................   19
   Section 7.11.    Compliance with Usury Laws.............................   19
   Section 7.12.    Exhibits...............................................   19
   Section 7.13.    Further Assurances.....................................   19

Exhibits

Exhibit  A   The Loan
Exhibit  B   Form Note
Exhibit  C   Mortgage Loans
Exhibit  D   Form of Mortgage Loan Assignment Agreement
Exhibit  E   Mortgage Loan Balances

                              Bank Loan Agreement

     Bank Loan Agreement (this "Agreement") dated as of ____________, 1997 between Harris Trust and Savings Bank, an Illinois banking corporation ("Borrower"), and Harris Preferred Capital Corporation, a Maryland corporation (the "Lender").

     All capitalized terms used herein shall have the respective meanings set forth in Section 1.01 hereof.

                                  Witnesseth:

     Whereas, Borrower has requested that Lender lend to Borrower an aggregate amount of $________________.

     Whereas, Lender has indicated its willingness to lend such amount on the terms and conditions of this Agreement.

     Now, Therefore, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   Article I

                       Definitions and Accounting Terms

     Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person; provided, however, that the Company shall not be considered an Affiliate of any Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise; provided, however, that the Company should not be considered an Affiliate of any Person.

          "Agreement" has the meaning specified in the first paragraph of this Agreement.

          "Borrower" has the meaning specified in the first paragraph of this Agreement.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in Illinois and New York.

          "Collateral" means all property referred to as "Collateral" in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of Lender.

          "Collateral Documents" means the Mortgage Loan Assignment Agreement, and any other agreement that creates or purports to create a Lien in favor of Lender to secure the Loan and, collectively, all such agreements for the Loan.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost, recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Events of Default" has the meaning specified in Section 6.01.

          "Excess Loan Amount" has the meaning specified in Section 2.10.

          "Fiscal Year" means a fiscal year of Borrower ending on December 31 in any calendar year or such other fiscal year as Borrower may select from time to time in accordance with the terms of this Agreement.

          "GAAP" means generally accepted accounting principles consistently applied and consistent with those applied in the preparation of the financial statements referred to in Section 5.03.

          "Hazardous Materials" means (a) refined petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Indemnified Party" has the meaning specified in Section 7.04(b).

          "Interest Payment Date" means, with respect to the Loan and with respect to each Interest Period, the fifteenth (15th) day of the calendar month immediately following such Interest Period; provided, however, that if such Interest Payment Date is not a Business Day, such Interest Payment Date shall be the immediately succeeding Business Day.

          "Interest Period" means each calendar month or portion thereof during the term of the Loan or, in the case of the initial Interest Period, the Closing Date through the last day of the calendar month in which the Closing Date occurs.

          "Interest Rate" has the meaning specified in Section 2.05(b).

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

          "Laws" means all present and future applicable laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, determinations, awards and court orders of any federal, state, local or foreign government, governmental authority, regulatory agency or authority.

          "Lender" has the meaning specified in the first paragraph of this Agreement.

          "Lien" means any lien, security interest, mortgage, deed of trust, priority, negative pledge, charge, conditional sale, title retention agreement, financial lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

          "Loan" means the loan in the original principal amount as set forth on Exhibit A to be made by Lender to Borrower pursuant to this Agreement evidenced by the Note and secured by the Mortgage Loans (including the interest of the Borrower in the real property securing such Mortgage Loans) as more particularly described in the Mortgage Loan Assignment Agreement and the other Loan Documents.

          "Loan Documents" means (i) this Agreement, (ii) the Note, (iii) the Mortgage Loan Assignment Agreement, (iv) the Collateral Documents, (v) the Power of Attorney dated the date hereof by Borrower appointing Lender as its attorney-in-fact and (vi) any other written agreement, document or instrument evidencing, securing or otherwise related to the Loan, and, collectively, means all of the Loan Documents, in each case as amended or otherwise modified from time to time.

          "Margin Stock" has the meaning specified in Regulation U.

          "Material Adverse Change" means a change which results in a Material Adverse Effect.

          "Material Adverse Effect" means a material adverse effect on (a) the rights and remedies of Lender under any Loan Document or (b) the ability of Borrower to perform its obligations under any Loan Document to which it is or is to be a party.

          "Maturity Date" means the date set forth on Exhibit A, or such earlier date on which the final payment of principal of the Note becomes due and payable whether by declaration, acceleration, or otherwise.

          "Mortgage Loans" means the Mortgage Loans set forth on Exhibit C hereof.

          "Mortgage Loan Assignment Agreement" means that certain mortgage loan assignment agreement substantially in the form of Exhibit D, dated as of the date hereof, executed and delivered by Borrower assigning the Mortgage Loans listed on Exhibit C, including Borrower's interest in the real property securing those Mortgage Loans, to Lender as security for the Loan made to Borrower, as the same may be amended, replaced, restated, supplemented or otherwise modified from time to time.

          "Mortgage Loan File" means, with respect to each Mortgage Loan, the loan documents pertaining to such Mortgage Loan and any appraisal, architectural and engineering report, title report, survey, insurance policy and other information and materials with respect to the real property securing such Mortgage Loan.

          "Note" means a promissory note of Borrower payable to the order of Lender, in substantially the form attached hereto as Exhibit B evidencing the indebtedness of Borrower to Lender resulting from the Loan made by Lender, as the same may be amended, replaced, restated, supplemented or otherwise modified from time to time.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that the Company shall not be considered a Subsidiary of any Person.

          "Taxes" has the meaning specified in Section 2.09(a).

          "Voting Stock" means the share capital or capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                  Article II

                         AMOUNT AND TERMS OF THE LOANS

     Section 2.01. The Loans. (a) Subject to the terms and conditions set forth in this Agreement, Lender hereby agrees to make the Loan to Borrower on the Closing Date, which Loan is in the original principal amount set forth on Exhibit A and shall mature on the Maturity Date as set forth on Exhibit A. Borrower hereby agrees to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth in this Agreement.

     (b) The Loan shall be recourse only to the Mortgage Loans securing the Loan as provided in Section 7.06.

     (c) Borrower may request and receive only one borrowing hereunder with respect to the Loan and any amount borrowed and repaid or prepaid hereunder in respect of the Loan may not be reborrowed.

     (d) Borrower's obligation to pay the principal of and interest on the Loan shall be evidenced by the Note, duly executed and delivered by Borrower on the Closing Date in the original principal amount of the Loan and shall mature on the Maturity Date. The Note shall be payable as to principal, interest and all other amounts due under the Loan Documents, as specified in this Agreement, the Note, and the other Loan Documents.

     Section 2.02. Use of Proceeds. Borrower shall use the proceeds of the Loan disbursed to it pursuant to Section 2.01 for general banking purposes.

     Section 2.03. Repayment of Principal. Subject to the provisions of
Section 2.04, Borrower shall repay to Lender the outstanding principal amount on the Loan in full on the Maturity Date.

     Section 2.04. Prepayment.

     (a) Voluntary. Other than the mandatory prepayments of principal in accordance with Section 2.04(b), Borrower shall not have the right to prepay (in whole or in part) the Loan.

     (b) Mandatory. (A) In the event of a payment of all or any portion of principal on any Mortgage Loan (both scheduled payments or unscheduled mandatory or voluntary prepayments), Borrower shall prepay, on the Interest Payment Date immediately following the date of such repayment or prepayment, without premium, a portion of the principal balance of the Loan in an amount equal to the amount repaid or prepaid, multiplied by eighty percent (80%).

     (B) Upon an event of default under any Mortgage Loan, Borrower shall prepay, without premium, a portion of the principal balance of the Loan in an amount equal to the outstanding principal balance of such defaulted Mortgage Loan, multiplied by eighty percent (80%).

     (C) Borrower shall prepay, without premium, the Excess Loan Amount (if any), in accordance with Section 1(e) of the Mortgage Loan Assignment Agreement.

     (D) On or prior to _____________, 1997, Borrower shall prepay, without premium, the Loan in an amount equal to the amount by which the outstanding principal balance of the Loan, as of the Closing Date, exceeded eighty percent (80%) of the aggregate outstanding principal balances of the Mortgage Loans securing the Loan as of the Closing Date.

     Section 2.05. Interest.

     (a) Scheduled Interest. Subject to the provisions of Section 2.05(c), Borrower shall pay interest at the Interest Rate on the unpaid principal amount of the Loan from the Closing Date until payment in full of the principal amount of the Loan. Except as expressly provided herein, all interest on the Loan shall be paid in arrears on the Interest Payment Date for the relevant Interest Period.

     (b) Interest Rate. The interest rate applicable to the Loan from the Closing Date and for each Interest Period thereafter shall be a rate per annum (the "Interest Rate") equal to the lesser of (i) the maximum non-usurious rate permitted by applicable Law and (ii) the rate set forth opposite the Loan on Exhibit A hereto.

     (c) Default Interest. If Borrower shall default in any payment of principal or interest in respect of the Loan, or any other amount owed by Borrower under this Agreement, Borrower shall pay interest on the defaulted amount, payable in arrears on each Interest Payment Date and on demand, at a rate per annum equal at all times to the lesser of (x) the maximum non-usurious rate permitted by applicable Law or (y) three percent (3%) per annum above the Interest Rate until such defaulted amount has been paid by Borrower, together with interest thereon at the Default Rate. Payment or acceptance of the increased rate as provided in this Section is not a permitted alternative for timely payment and shall not constitute a waiver of a Default or an Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

     Section 2.06. Payments and Computations. (a) Borrower shall make each payment hereunder and under the Note, irrespective of any right of counterclaim or set-off, not later than 11:00 a.m. (Eastern Standard time) on each Interest Payment Date in United States dollars to Lender at an account or accounts Lender may designate from time to time in same day funds.

     (b) All computations of interest shall be made by Lender (or any Person designated by Lender) on the basis of a year of 360 days consisting of twelve
(12) months of thirty (30) days each. Each determination by Lender (or any Person designated by Lender) of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (c) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     Section 2.07. Security for the Loan. The Loan shall be secured by (a) the Mortgage Loans including the Borrower's interest in the real property securing such Mortgage Loans as more particularly described in the Mortgage Loan Assignment Agreement, (b) the other Collateral Documents and (c) the security interests and Liens granted in this Agreement and in the other Loan Documents.

     Section 2.08. Late Charge. Subject to Section 7.11, in the event that any installment of interest or principal with respect to the Loan shall become overdue for a period in excess of five (5) days, a "late charge" in an amount equal to five percent (5%) of the amount so overdue may be charged to Borrower by Lender for the purpose of defraying the expenses incident to handling such delinquent payments. Subject to Section 7.11, such late charge shall be in addition to, and not in lieu of, any other remedy Lender may have and is in addition to Lender's right to collect reasonable fees and charges of any agents or attorneys which Lender may employ in connection with any Default.

     Section 2.09. Taxes. (a) Any and all payments by Borrower under the Note shall be made in accordance with Section 2.06 and the terms of the Note, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by the federal government, any state government or any political subdivision or taxing authority thereof or therein, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Note being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under the Note to Lender (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) Borrower shall indemnify Lender for and hold it harmless against the full amount of Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.09, imposed on or paid by Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor.

     (c) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Lender, at its address referred to in Section 7.02, the original or a certified copy of a receipt evidencing such payment.

     Section 2.10. Loan to Principal Ratio. On January 31 and July 31 of each year in which any portion of the Loan is outstanding, Lender may determine with respect to the Loan the ratio, expressed as a percentage, the numerator of which is the amount of the outstanding principal balance of the Loan as of such determination date and the denominator of which is the aggregate outstanding principal balances of the Mortgage Loans securing the Loan as of such determination date. In the event the ratio with respect to the

Loan exceeds eighty percent (80%), Lender may determine the amount by which the outstanding principal balance of the Loan as of the determination date exceeds eighty percent (80%) of the aggregate outstanding principal balances of the Mortgage Loans securing the Loan as of the determination date (the "Excess Loan Amount") and Borrower shall prepay such amount in accordance with Section 2.04(b).

                                  ARTICLE III

                             CONDITIONS OF LENDING

     Section 3.01. Conditions Precedent to Closing. The obligations of Lender under this Agreement, including the obligation to make the Loan hereunder, are subject to the fulfillment by Borrower of the following conditions precedent no later than the Closing Date:

          (a) Lender shall have completed a due diligence investigation of Borrower and the Mortgage Loans and determined, in its sole discretion, but without limitation of Borrower's representations and warranties hereunder, that Borrower and the Mortgage Loans meet Lender's underwriting standards, which due diligence investigation may include, without limitation, review of the Mortgage Loan File for each Mortgage Loan.

          (b) Lender shall have received the following, each in form and substance satisfactory to Lender (unless otherwise specified):

               (i) The Note to the order of Lender, duly executed by Borrower,

               (ii) The Mortgage Loan Assignment Agreement duly executed by Borrower sufficient to grant Lender a valid security interest in the Mortgage Loans;

               (iii) An opinion of Chapman and Cutler, counsel for Borrower, as to the enforceability of this Agreement and the Loan Documents, subject to customary conditions and limitations and otherwise in form and substance reasonably satisfactory to Lender;

               (iv) Certified copies of the resolutions of the Board of Directors of Borrower approving and authorizing the execution and delivery and performance of all Loan Documents required to be executed and delivered by Borrower with respect to this Agreement and the other Loan Documents;

               (v) A copy of the organizational documents of Borrower together with each amendment thereto, and, where applicable, certified by the Illinois Commissioner of Banks and Trust Companies as being a true and correct copy thereof;

               (vi) A Good Standing Certificate in respect of Borrower issued by the Illinois Commissioner of Banks and Trust Companies dated reasonably near to the Closing Date; and

               (vii) A certificate of the Secretary or an Assistant Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to sign this Agreement and each other Loan Document to which Borrower is or is to be a party and the other documents to be delivered hereunder and thereunder.

          (c) The representations and warranties of Borrower contained in each Loan Document shall be true and correct on and as of the Closing Date, before and after giving effect to the making of the Loan by Lender and to the application of the proceeds therefrom, as though made on and as of such date.

          (d) No event shall have occurred and be continuing, or would result from the making of the Loan by Lender or from the application of the proceeds therefrom, that constitutes a Default.

                                   Article IV

                        Representations and Warranties

     Section 4.01. Representations and Warrant of Borrower. Borrower represents and warrants as follows:

          (a) Borrower (i) is a bank duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own the Mortgage Loans and to carry on its business as now conducted and as proposed to be conducted.

          (b) The execution, delivery and performance by Borrower of this Agreement and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene Borrower's charter or by-laws,
     (ii) violate any applicable Law or governmental regulation or permit applicable to Borrower, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting Borrower, or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of Borrower. Borrower is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by Borrower of this Agreement or any other Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby, (ii) the grant by Borrower of the Liens granted by it pursuant to the Collateral Documents,
     (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof), or (iv) the exercise by Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

            (d) This Agreement and each other Loan Document has been duly executed and delivered by Borrower. This Agreement and each other Loan Document to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as enforcement may, be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by principals of equity.

            (e) There is no action, suit, investigation, litigation or proceeding affecting Borrower or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

            (h) No proceeds of the Loan will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

            (i) Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (j) Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Law that purports to restrict or regulate its ability to borrow money.

          (k) Borrower and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all material tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

          (l) No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

          (m) Borrower (i) is the sole owner of the Mortgage Loans and such ownership is free and clear of any lien, security interest or other encumbrance, (ii) has not granted, and will not grant, any participation or other interest or assignment, other option or rights to the Mortgage Loans, other than pursuant to this Agreement and the other Loan Documents, and
     (iii) has not pledged, collaterally assigned or otherwise hypothecated any interest therein, and will at no time do so or agree to do so, other than pursuant to this Agreement and the other Loan Documents.

          (n) Attached hereto as Exhibit C is a complete list of all Mortgage Loans, duly executed originals of which have previously been delivered to ______, as custodian for Lender, and (i) the Mortgage Loans have not been amended or modified and are in full force and effect, (ii) to the knowledge of Borrower, there has not occurred an event which, if uncured or uncorrected, constitutes or would constitute, with the giving of notice, passage of time or both, a material default by the mortgagor under any such Mortgage Loan, (iii) there has not occurred an event which, if uncured or uncorrected, constitutes or would constitute, with the giving of notice, passage of time or both, a material default by the Borrower under any such Mortgage Loan, and (iv) there are no provisions in the Mortgage Loans restricting the assignability of the lender's rights thereunder.

                                   Article V

                             Covenants of Borrower

     Section 5.01. Affirmative Covenants. So long as any portion of the Loan shall remain unpaid, Borrower will:

          (a) Payment of Taxes, Etc. Pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon any of its property provided, however, that Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors;

          (b) Preservation of Existence, Etc. Preserve and maintain its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that Borrower shall not be required to preserve any legal name, right, permit, license, approval, privilege or franchise if the Board of Directors of Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrower or Lender;

          (c) Keeping of Books. Keep proper books of record and account with regard to the Mortgage Loans, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower in accordance with generally accepted accounting principles in effect from time to time;

          (d) Performance by Borrower. Observe, perform and satisfy, in a timely manner, all the terms, provisions, covenants and conditions of, and pay when due all costs, fees and expenses to the extent required under the Loan Documents and delivered by, or applicable to Borrower; and

          (e) Assistance. Render any assistance that Lender may reasonably request to perfect Lender's security interest in, and enforce Lender's rights under, any Mortgage Loan or to otherwise enable Lender to qualify as a real estate investment trust under the Internal Revenue Code.

     Section 5.02. Negative Covenants. So long as any portion of the Loan shall remain unpaid, Borrower will not, at any time:

          (a) Diminish Value of Mortgage Loans. Take any affirmative action, or expressly consent to any action which would have the effect of impairing or diminishing the value of the Mortgage Loans or the priority of the Liens or security interest in the collateral securing such Mortgage Loans;

          (b) Sale of Mortgage Loans. Sell or enter into an agreement to sell all or a portion of the Mortgage Loans or interest therein, other than pursuant to the Loan Documents, or release any borrower or guarantor or any portion of the collateral, except as expressly provided in the Mortgage Loans, or pledge, collaterally assign or otherwise hypothecate any interest in the Mortgage Loan, other than pursuant to the Loan Documents;

          (c) Change in Nature of Business. Make any material change in the nature of its business as carried on at the date hereof;

          (d) ERISA. Engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Agreement and the Loan Documents) to be a nonexempt (under a statutory or administrative class exemption) prohibited transaction under ERISA; or

          (e) Domicile. Take any action to change its place of incorporation, residence or domicile (other than with the prior written consent of Lender).

     Section 5.03. Reporting Requirements. So long as any portion of the Loan shall remain unpaid, Borrower will furnish to Lender:

          (a) Default Notice. As soon as possible and in any event within five days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of Borrower setting forth details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

          (b) Annual Financial. As soon as available and in any event within 120 days after the end of each Fiscal Year, a balance sheet of Borrower as of the end of such Fiscal Year and a statement of income and a statement of cash flows of Borrower for such Fiscal Year, in each case accompanied by an opinion acceptable to Lender of independent public accountants of recognized standing acceptable to Lender, and a certificate of the chief financial officer of Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Borrower has taken and proposes to take with respect thereto;

          (c) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which either individually or in the aggregate is likely to have a Material Adverse Effect on Borrower, and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on Borrower; and

          (d) Other Information. Such other information respecting the business. condition (financial or otherwise), operations, performance, properties or prospects of Borrower as Lender may from time to time reasonably request.

                                   Article VI

                               Events of Default

     Section 6.01. Events of Default. With respect to the Loan, if any of the following events ("Events of Default") shall occur and be continuing:

          (a) Borrower shall fail to make any payment of principal of or interest on the Loan when the same shall become due and payable; or

          (b) Borrower fails to pay all or any portion of any other amount payable by Borrower pursuant to this Agreement; or

          (c) any representation or warranty made by Borrower under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (d) any provision of the organizational documents affecting the purpose for which Borrower is formed is amended or modified in any manner which is reasonably likely to result in a Material Adverse Effect, or if Borrower fails to perform or enforce the provisions of the organizational documents in a manner that is reasonably likely to result in a Material Adverse Effect or attempt to dissolve Borrower; or

          (e) Borrower shall violate or fail to comply with any of the provisions of Section 5.02; or

          (f) Borrower shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (A) Borrower becomes aware of such failure or
     (B) written notice thereof shall have been given to such Borrower by Lender; or

          (g) Borrower shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry, of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

          (h) any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against Borrower, or Borrower shall so state in writing; or

          (i) any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby, then, and in any such event (other than an Event of Default described in subsection (g) above) and at any time, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents, or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in any of the Collateral, including, without limitation, by notice to Borrower, declare the Note, all interest thereon and all other amounts payable with respect to the Note under this Agreement and the other Loan Documents with respect to the Note to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against the Borrower and/or the Collateral (including selling the Mortgage Loans); and upon an Event of Default described in subsection (g) above, the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

                                  Article VII

     Section 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Note or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 7.02.  Notices, Etc.   All notices and other communications
provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to Borrower, at its address at Harris Trust and Savings Bank, ______________________________; and if to Lender, at its address at Harris Preferred Capital Corporation, _____________ ___________________________ or at
such other address as shall be designated by such parties in a written notice to Borrower and Lender. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to Lender pursuant to Article II or III shall not be effective until received by Lender. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement, the Note or any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

     Section 7.03. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under the Note or any other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 7.04. Costs, Expenses, Indemnity. (a) Borrower agrees to pay on demand (i) all reasonable costs and expenses of Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, transportation, computer, duplication, appraisal, Lender audit, insurance, consultant, search, filing and recording fees and expenses and
(B) the reasonable fees and expenses of counsel for Lender with respect to advising Lender as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with Borrower or with other creditors of Borrower or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, and bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for Lender).

     (b) Borrower agrees to indemnify and hold harmless Lender and its Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Loan, the actual or proposed use of the proceeds of the Loan, the Loan Documents or any of the transactions contemplated thereby, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 7.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower also agrees not to assert any claim against Lender or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan, the actual or proposed use of the proceeds of the Loan, the Loan Documents or any of the transactions contemplated thereby. The foregoing indemnity and agreement not to assert claims expressly applies, without limitation, to the negligence (but not gross negligence or willful misconduct) of the Indemnified Parties.

     (c) If Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Borrower by Lender, in its sole discretion.

     (d) Without prejudice to the survival of any other agreement of Borrower hereunder or under any other Loan Document, the agreements and obligations of Borrower contained in Sections 2.08 and 2.09 and this Section 7.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

     Section 7.05. Binding Effect. This Agreement shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

     Section 7.06. Non Recourse. Except as otherwise provided herein and in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained herein and in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring an action or proceeding to enable Lender to enforce and realize upon this Agreement and the other Loan Documents, its security interest in the Mortgage Loans given to Lender created by this Agreement or the other Loan Documents, provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Mortgage Loans given to Lender. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note or the other Loan Documents, (ii) affect the validity or enforceability of any indemnity made in connection with this Agreement or the other Loan Documents, or (iii) impair the enforcement of the Mortgage Loan Assignment Agreement.

     Section 7.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Any delivery of a counterpart signature by telecopier shall, however, be promptly followed by delivery of a manually executed counterpart.

     Section 7.08. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any court sitting in Illinois, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Illinois court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any Illinois court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     Section 7.09. Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of Illinois.

     Section 7.10. Waiver of Jury Trial. To the maximum extent permitted by law, Borrower and Lender irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Loan or the actions of Lender in the negotiation, administration, performance or enforcement thereof.

     Section 7.11. Compliance with Usury Laws. It is expressly stipulated and agreed to be the intent of Borrower and Lender that the Loan comply with the applicable usury and other laws relating to the Loan Documents now or hereafter in effect. If any such applicable laws render usurious any amount called for under any of the Loan Documents, or contracted for, charged or received with respect to the Loan, or if the acceleration of the maturity of the Loan or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of the parties that all excess amounts theretofore collected by Lender be refunded to Borrower, and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collected under such Loan Documents reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Loan Documents.

     Section 7.12. Exhibits. The Exhibits attached hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     Section 7.13. Further Assurances. The Borrower shall, at its sole expense and without expense to Lender, do such further acts and execute and deliver such further documents as Lender from time to time may reasonably require for the purpose of assuring and confirming unto Lender the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan

Document, or for assuring the validity of any security interest or Lien under any Collateral Document.


                                    *  *  *

                           [Signatures on Next Page]

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     Borrower:

                                     Harris Trust and Savings Bank


                                     By
                                        ---------------------------------------


                                     Lender:

                                     Harris Preferred Capital Corporation


                                     By
                                        ---------------------------------------

                                   EXHIBIT A

                                   THE LOAN


             Outstanding Amount     Maturity Date           Interest Rate*


Loan                 $               15-Jan-20__                 %


___________________
*  All rates are quoted on a semi-annual basis.

                                   EXHIBIT B

                                  FORM OF NOTE

                                   EXHIBIT C

                                 MORTGAGE LOANS


                                     C-16-1

                                   EXHIBIT D

                   FORM OF MORTGAGE LOAN ASSIGNMENT AGREEMENT

                                   EXHIBIT E

                             MORTGAGE LOAN BALANCE


                                                              Outstanding Amount

Mortgage Loan                                                         $


                                      E-1